Exhibit 10.1

RESOLUTION OF THE SHAREHOLDERS

OF

CANNABICS PHARMACEUTICALS INC.

The following is a true copy of the resolution duly adopted by the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived, held this 12th day of November, 2017;

WHEREAS there has been presented to and considered by this meeting a Motion to elect a new Board of Directors of the Company;

NOW THEREFORE BE IT RESOLVED that the majority of shareholders having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to NRS 78.320, have overwhelmingly decided and RESOLVED that we have elected to join our current Board:

EYAL BARAD, as Director & COO

The Above qualified Director, has been nominated, and has accepted their position as DIRECTOR and COO of the Company.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

DATED: 12th November, 2017

/s/ Itamar Borochov
Itamar Borochov, Director, CEO on behalf of Cannabics, Inc., Majority Shareholders